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                                                                    EXHIBIT 23.2
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-92636, No. 333-99378, No. 333-47473, No. 333-66829, No. 333-81679, No.
333-32190, No. 333-76742, No. 333-63122, and No. 033-99378 of The PMI Group,
Inc. (the "Company") on Form S-8 and Registration Statements No. 333-48035, No. 333-67125, and No. 333-70306 of the Company on Form S-3 and Registration Statement No. 333-29777 of the Company on Form S-4 of our reports dated January 20, 2000 appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
San Francisco, California
March 26, 2002